UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

Hi-Crush Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35630	90-0840530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Riverway Suite 1550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (713) 960-4777

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01—Completion of Acquisition or Disposition of Assets

On June 10, 2013, Hi-Crush Partners LP (the “Partnership”) completed its previously announced acquisition of all of the outstanding equity interests in D & I Silica, LLC (“D & I”). D & I is a provider of frac sand and related storage and delivery services to oil and gas companies at delivery points in Pennsylvania, Ohio and New York.

Pursuant to the terms of the Membership Interest Purchase Agreement (the “Purchase Agreement”) dated as of May 13, 2013 and entered into with the members of D & I and their respective owners (collectively, the “Sellers”), the Partnership purchased 100% of the outstanding equity interests of D & I. As consideration for the equity interests, the Partnership paid to the Sellers $95,000,000 (the “Cash Consideration”) (subject to a customary working capital adjustment) and issued to certain Sellers an aggregate amount of 1,578,947 common units representing limited partner interests in the Partnership. The Sellers receiving common units entered into customary lock-up agreements pursuant to which 1,368,421 common units are subject to a two year lock-up period and 210,526 common units are subject to a one year lock-up period. The cash purchase price was funded through borrowings under the Partnership’s senior secured revolving credit facility.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 1.01 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2013 and incorporated herein by reference.

Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 10, 2012, the Partnership made a borrowing of $100 million (the “Borrowing”) pursuant to the terms of its previously disclosed Credit Agreement, dated as of August 21, 2012 (as amended, the “Credit Agreement”), among the Partnership, Amegy Bank National Association and the lenders named therein. The net proceeds of the Borrowing were used to fund the Cash Consideration and to pay other costs and expenses related to the acquisition of the outstanding equity interests of D & I.

Item 3.02—Unregistered Sales of Equity Securities

The description in Item 2.01 above of the issuance by the Partnership on June 10, 2013 of common units representing limited partner interests in connection with the consummation of the transactions contemplated by the Purchase Agreement is incorporated in this Item 3.02 by reference.

The common units representing limited partner interests issued to the Sellers pursuant to the Purchase Agreement have been issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Item 9.01—Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

To the extent required by this item, financial statements of D & I will be filed as part of an amendment to this Current Report on Form 8-K within 71 calendar days after the date that this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

(b) Pro Forma Financial Information

To the extent required by this item, pro forma financial information will be filed as part of an amendment to this Current Report on Form 8-K within 71 calendar days after the date that this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

(d) Exhibits

Exhibit Number	Exhibit Description

2.1	Membership Interest Purchase Agreement, dated May 13, 2013, among Hi-Crush Partners LP, the members of D & I Silica, LLC, and their respective owners (incorporated by reference to the Current Report on Form 8-K filed with the SEC on May 16, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

	By:	Hi-Crush GP LLC, its general partner

Date: June 13, 2013	By:	/s/ Laura C. Fulton
Laura C. Fulton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description

2.1	Membership Interest Purchase Agreement, dated May 13, 2013, among Hi-Crush Partners LP, the members of D & I Silica, LLC, and their respective owners (incorporated by reference to the Current Report on Form 8-K filed with the SEC on May 16, 2013).